Exhibit 10.19

Execution Version

FIFTH AMENDMENT

TO

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of May 9, 2014

Among

PARSLEY ENERGY, L.P.,

as Borrower,

PARSLEY ENERGY MANAGEMENT, LLC,

as General Partner,

PARSLEY ENERGY, LLC,

as Parent,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent,

JPMORGAN CHASE BANK, N.A.,

as Syndication Agent,

BMO HARRIS BANK, N.A.,

as Documentation Agent,

and

The Lenders Party Thereto

WELLS FARGO SECURITIES, LLC

Sole Lead Arranger and Sole Bookrunner

FIFTH AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Fifth Amendment”) dated as of May 9, 2014, is among Parsley Energy, L.P., a limited partnership duly formed and existing under the laws of the state of Texas (the “Borrower”); Parsley Energy Management, LLC, a Texas limited liability company (the “General Partner”); Parsley Energy, LLC, a Delaware limited liability company (the “Parent”); each of the undersigned guarantors (the “Guarantors”, and together with the Borrower, the General Partner and the Parent, the “Obligors”); each of the Lenders party hereto; and Wells Fargo Bank, National Association (in its individual capacity, “Wells Fargo”), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

R E C I T A L S

A. The Borrower, the General Partner, the Parent, the Administrative Agent and the Lenders are parties to that certain Amended and Restated Credit Agreement dated as of October 21, 2013 (as amended by the First Amendment to Amended and Restated Credit Agreement dated December 20, 2013, the Second Amendment to Amended and Restated Credit Agreement dated February 5, 2014, the Third Amendment to Amended and Restated Credit Agreement dated April 15, 2014 and the Fourth Amendment to Amended and Restated Credit Agreement dated May 2, 2014, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B. The Borrower has requested and the Administrative Agent and the Lenders party hereto have agreed to amend the Credit Agreement, subject to the terms and conditions of this Fifth Amendment.

C. NOW, THEREFORE, to induce the Administrative Agent and the Lenders to enter into this Fifth Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended by this Fifth Amendment (unless otherwise indicated). Unless otherwise indicated, all section references in this Fifth Amendment refer to sections of the Credit Agreement.

Section 2. Amendments to Credit Agreement.

2.1 Amendments to Section 1.02 – Certain Defined Terms.

(a) The following definitions are hereby added where alphabetically appropriate to read as follows:

“Fifth Amendment” means that certain Fifth Amendment to Amended and Restated Credit Agreement, dated as of May 9, 2014, among the Borrower, the General Partner, the Parent, the Administrative Agent and the Lenders party thereto.

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“PEI” means Parsley Energy, Inc., a Delaware corporation.

“Permitted Parent Payments” means the distribution by the Borrower or Parent to PEI from time to time of amounts not to exceed $5,000,000.00 during any calendar year necessary to fund the payment by or reimbursement of PEI of (i) its general corporate operating and overhead costs and expenses in the ordinary course of business and (ii) expenses related to the registration and offering of securities pursuant to registration rights agreements entered into by PEI in connection with the Reorganization Transactions (in either case, including any such fees, costs or expenses of independent auditors, reserve engineers and legal counsel to PEI or such other entity, fees and expenses (including franchise or similar taxes) required to maintain its corporate existence and customary salary, bonus and other benefits payable to its directors, officers and employees), to the extent such costs and expenses are reasonably attributable or related to the ownership of Parent and its Subsidiaries.

“Permitted Tax Distributions” means for any calendar year or portion thereof during which the Borrower is a pass-through entity for U.S. federal income tax purposes, payments and distributions to the members or partners of the Borrower (and, for any calendar year or portion thereof during which the Parent is a pass-through entity for U.S. federal income tax purposes, payments and distributions to the members or partners of the Parent), on or prior to each estimated tax payment date as well as each other applicable due date, in an amount not to exceed the product of (i) the total aggregate taxable income of the Borrower and its Subsidiaries (or estimates thereof) which is allocable to its members or partners as a result of the operations or activities of the Borrower and its Subsidiaries during the relevant period calculated without regard to, for clarity, any tax deductions or basis adjustments arising under Code Section 743 attributable to the assets of the Borrower, multiplied by (ii) the highest combined marginal federal, state and local income tax rates applicable to any member or partner of the Borrower (or, if any of them are themselves a pass-through entity for U.S. federal income tax purposes, their members or partners) determined by taking into account the character of the income and loss allocable to the members or partners as it affects the applicable tax rate, after taking proper account of loss carryforwards resulting from losses allocated to the members or partners by the Borrower, to the extent not taken into account in prior periods; provided that, for the avoidance of doubt, taxable income of the Borrower and its Subsidiaries for any period shall include any increases thereto as a result of any tax examination, audit or adjustment, whether for taxable periods ending prior to or after the date of the Fifth Amendment.

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“Reorganization Transactions” means the corporate reorganization of Parent and certain of its Subsidiaries in connection with the IPO, as described in the “Corporate Reorganization” section of that certain Registration Statement on Form S-1 (333-195230) filed on May 5, 2014 as may be revised to reflect final size and pricing of the IPO (the “Registration Statement”), which transactions include, but are not limited to: (A) the conversion of the outstanding Equity Interests in the Parent into a new class of Equity Interests in the Parent, (B) the designation of PEI as the managing member of the Parent, (C) the contribution by members in the Parent of all or part of such Equity Interests in the Parent to PEI in exchange for the issuance of Equity Interests in PEI, (D) the contribution by PEI of shares of a class of its common stock to the Parent and the distribution by the Parent of such shares of such common stock to certain members of the Parent, and (E) the application of the net proceeds of the IPO as described in the Registration Statement; provided that Reorganization Transactions shall not include any obligations in connection with any tax receivable agreements.

(b) The following definitions are hereby amended and restated in their entirety to read as follows:

“Change in Control” means the occurrence of any of the following: (a) prior to the occurrence of an IPO: (i) the Parent shall cease to own and control, of record and beneficially, directly, 100% of the Equity Interests of the General Partner and Operations; (ii) the Parent and the General Partner shall cease to own and control, of record and beneficially, directly, 100% of the Equity Interests of the Borrower; (iii) the General Partner shall cease to be the sole general partner of the Borrower; (iv) the Permitted Holders shall cease to own and control, of record and beneficially, directly, not less than a majority (on a fully diluted basis) of the voting Equity Interests of the Parent free and clear of all Liens (except for (A) Liens created under the Loan Documents and (B) non-consensual Liens permitted by Section 9.03 to the extent arising by operation of law); (v) Sheffield shall cease to be Chief Executive Officer and President of the General Partner and the Parent; (v) Operations shall cease to own and control, of record and beneficially, directly or indirectly, 100% of each class of outstanding Equity Interests of each subsidiary of Operations; or (vi) the Borrower shall cease to own and control, of record and beneficially, directly or indirectly, 100% of each class of outstanding Equity Interests of each Subsidiary of the Borrower, in each case free and clear of all Liens (except for (A) Liens created under the Loan Documents, and (B) non-consensual Liens permitted by Section 9.03 to the extent arising by operation of law); provided that, in any case, in the event of a Change in Control due to the death or permanent disability of Sheffield,

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the Lenders shall not pursue any remedies under this Agreement and a Change in Control shall not be deemed to have occurred if each of the ultimate successor in ownership to Sheffield and the replacement officer duly appointed by the Parent, the General Partner and/or the Borrower are acceptable to the Required Lenders in their reasonable discretion and established on or prior to the date that is 120 days following such death or permanent disability; and (b) after the occurrence of an IPO: (i) PEI shall cease to Control the Parent; (ii) the Parent shall cease to own and control, of record and beneficially, directly, 100% of the Equity Interests of the General Partner and Operations; (iii) the Parent and the General Partner shall cease to own and control, of record and beneficially, directly, 100% of the Equity Interests of the Borrower; (iv) the General Partner shall cease to be the sole general partner of the Borrower; (v) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) other than the Permitted Holders, of Equity Interests representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of PEI; (vi) occupation of a majority of the seats (other than vacant seats) on the board of directors of PEI by Persons who were neither (1) nominated by the board of directors of PEI that exists on the date of the IPO nor (2) appointed by directors so nominated; or (vii) the acquisition of direct or indirect Control of PEI by any Person or group other than the Permitted Holders.

Notwithstanding the preceding, prior to the occurrence of an IPO, the contribution or exchange by Sheffield and Sheffield Energy Management, LLC of Equity Interests in the Parent for share of a corporation formed to hold of record the outstanding Equity Interests of the Parent shall not constitute a Change in Control so long as Sheffield and his controlled entity Sheffield Energy Management, LLC own and control, of record and beneficially, directly, not less than a majority (on a fully diluted basis) of the voting Equity Interests of such corporation free and clear of all Liens (except for (i) Liens created under the Loan Documents and (ii) non-consensual Liens permitted by Section 9.03 to the extent arising by operation of law) and such new corporation owns and controls, of record and beneficially, directly, not less than a majority (on a fully diluted basis) of the voting Equity Interests of the Parent.

“IPO” means the first underwritten registration of any Equity Interests of PEI that is filed and declared effective under the Securities Act of 1933, as amended.

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2.2 Amendment to Section 9.04(a). Section 9.04(a) is hereby amended and restated in its entirety to read as follows:

(a) Restricted Payments. Each of the Parent and the Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, return any capital to its holders of Equity Interests or make any distribution of its Property to its Equity Interest holders without the prior approval of the Majority Lenders, except (i) each Loan Party may declare and pay dividends or distributions with respect to its Equity Interests payable solely in additional shares of its Equity Interests (other than Disqualified Capital Stock); (ii) Subsidiaries of the Borrower may declare and pay dividends or distributions ratably with respect to their Equity Interests to the Borrower or any Wholly-Owned Subsidiary Guarantor, (iii) the Permitted Parent Payments shall be permitted and (iv) the Permitted Tax Distributions shall be permitted so long as both before and after giving effect to each such Permitted Tax Distribution, no Default of Event of Default has occurred and is continuing or would result therefrom.

2.3 Amendment to Section 9.14. Section 9.14 is hereby amended and restated in its entirety to read as follows:

Section 9.14 Transactions with Affiliates. Each of the Parent and the Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate (other than the Wholly-Owned Subsidiary Guarantors), unless such transactions are not otherwise prohibited under this Agreement and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate; provided, however, that this Section 9.14 shall not be applicable to (i) any Permitted Parent Payments or (ii) any Permitted Tax Distributions to the extent permitted by Section 9.04(a).

Section 3. Consent to Reorganization Transactions. The Lenders (a) hereby agree that:

3.1 none of the Reorganization Transactions shall constitute a “Change of Control”;

3.2 neither the application of the net proceeds of the IPO as described in the Registration Statement nor the distribution by Parent of any Equity Interests of PEI pursuant to the Reorganization Transactions shall constitute a Restricted Payment that is prohibited by Section 9.04 (Restricted Payments); and

3.3 none of the Reorganization Transactions shall constitute a transaction with an Affiliate in violation of Section 9.14 (Transactions with Affiliates); and

(b) hereby waive any Default or Event of Default arising from, or as result of, the foregoing.

The foregoing waivers are hereby granted to the extent and only to the extent specifically stated herein and for no other purpose and shall not be deemed to (a) be a consent or agreement to, or waiver or modification of, or amendment to, any other term or condition of the Credit Agreement, any other Loan Document or any of the documents referred to therein, (b) except as

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expressly set forth herein, prejudice any right or rights which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement, any other Loan Document or any of the documents referred to therein, or (c) constitute any course of dealing or other basis for altering any obligation of the Borrower or any right, privilege or remedy of the Administrative Agent or the Lenders under the Credit Agreement, the other Loan Documents, or any other contract or instrument. Granting the waivers set forth herein does not and should not be construed to be an assurance or promise that consents or waivers will be granted in the future, whether for the matters herein stated or on other unrelated matters.

Section 4. Conditions of Effectiveness. This Fifth Amendment will become effective on the date on which each of the following conditions precedent are satisfied or waived (the “Fifth Amendment Effective Date”):

(a) The Administrative Agent shall have received from the Borrower, the General Partner, the Parent, each other Obligor and the Majority Lenders, counterparts (in such number as may be requested by the Administrative Agent) of this Fifth Amendment signed on behalf of such Person.

(b) The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the date hereof.

(c) No Default or Event of Default shall have occurred and be continuing as of the Fifth Amendment Effective Date.

(d) The Administrative Agent shall have received such other documents as the Administrative Agent or its special counsel may reasonably require.

The Administrative Agent is hereby authorized and directed to declare this Fifth Amendment to be effective when it has received documents confirming compliance with the conditions set forth in this Section 4 or the waiver of such conditions as agreed to by the Lenders. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

Section 5. Release of PEI as Loan Party. The Lenders party hereto hereby agree that, upon the redemption of the Equity Interests of PEI held by Parent in accordance with Section 9.15 (Subsidiaries) and clause (e) of Section 9.12(Sale of Properties), (a) PEI shall automatically be released as a Guarantor under the Guaranty Agreement and (b) the security interests of the Lenders and the Secured Swap Parties in any Collateral of PEI pursuant to any Security Instruments shall automatically be released. The Lenders party hereto hereby authorize the Administrative Agent to enter into and file such further documentation, and to take such further actions, as the Borrower reasonably requests to effectuate the foregoing releases (including the filing of UCC termination statements).

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Section 6. Miscellaneous.

(a) Confirmation. The provisions of the Credit Agreement, as amended by this Fifth Amendment, shall remain in full force and effect following the effectiveness of this Fifth Amendment.

(b) Ratification and Affirmation; Representations and Warranties. Each Obligor hereby: (a) acknowledges the terms of this Fifth Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby; (c) agrees that from and after the Fifth Amendment Effective Date each reference to the Credit Agreement in the other Loan Documents shall be deemed to be a reference to the Credit Agreement, as amended by this Fifth Amendment; and (d) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Fifth Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects (except that any representation and warranty that is qualified by materiality shall be true and correct in all respects), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects (except that any representation and warranty that is qualified by materiality shall be true and correct in all respects) as of such specified earlier date, (ii) no Default or Event of Default has occurred and is continuing and (iii) no event, development or circumstance has occurred or exists that has resulted in, or could reasonably be expected to have, a Material Adverse Effect.

(c) Counterparts. This Fifth Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Fifth Amendment by telecopy, facsimile, as an attachment to an email or other similar electronic means shall be effective as delivery of a manually executed counterpart of this Fifth Amendment.

(d) NO ORAL AGREEMENT. THIS FIFTH AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

(e) GOVERNING LAW. THIS FIFTH AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

(f) Loan Document. This Fifth Amendment is a “Loan Document” as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.

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(g) Payment of Expenses. In accordance with Section 12.03, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable and documented out-of-pocket costs and expenses incurred in connection with this Fifth Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

(h) Severability. Any provision of this Fifth Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(i) Successors and Assigns. This Fifth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be duly executed and delivered by their proper and duly authorized officer(s) as of the day and year first above written.

BORROWER:	PARSLEY ENERGY, L.P.

	By:	PARSLEY ENERGY MANAGEMENT, LLC,
its general partner

	By:	/s/ Bryan Sheffield
	Name:	Bryan Sheffield
	Title:	President

GENERAL PARTNER:	PARSLEY ENERGY MANAGEMENT, LLC

	By:	/s/ Bryan Sheffield
	Name:	Bryan Sheffield
	Title:	President

PARENT:	PARSLEY ENERGY, LLC

	By:	/s/ Bryan Sheffield
	Name:	Bryan Sheffield
	Title:	President

GUARANTOR:	PARSLEY ENERGY OPERATIONS, LLC

	By:	/s/ Bryan Sheffield
	Name:	Bryan Sheffield
	Title:	Manager

GUARANTOR:	PARSLEY ENERGY AVIATION, LLC

	By:	/s/ Bryan Sheffield
	Name:	Bryan Sheffield
	Title:	Manager

[Fifth Amendment Signature Page]

GUARANTOR:	PARSLEY ENERGY, INC.

	By:	/s/ Bryan Sheffield
Name:
Title:

GUARANTOR:	PARSLEY FINANCE CORP.

	By:	/s/ Bryan Sheffield
Name:
Title:

[Fifth Amendment Signature Page]

ADMINISTRATIVE AGENT AND LENDER:	WELLS FARGO BANK, NATIONAL ASSOCIATION

	By:	/s/ Edward Pak
	Name:	Edward Pak
	Title:	Director

[Fifth Amendment Signature Page]

LENDER:	JPMORGAN CHASE BANK, N.A.

	By:	/s/ David Morris
	Name:	David Morris
	Title:	Authorized Officer

[Fifth Amendment Signature Page]

LENDER:	BMO HARRIS BANK, N.A.

	By:	/s/ Gumaro Tijerina
	Name:	Gumaro Tijerina
	Title:	Managing Director

[Fifth Amendment Signature Page]

LENDER:	MORGAN STANLEY BANK, N.A.

	By:	/s/ Dmitriy Barskiy
	Name:	Dmitriy Barskiy
	Title:	Authorized Signatory

[Fifth Amendment Signature Page]

LENDER:	CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

	By:	/s/ Vipul Dhadda
	Name:	Vipul Dhadda
	Title:	Authorized Signatory

	By:	/s/ Michael Spaight
	Name:	Michael Spaight
	Title:	Authorized Signatory

[Fifth Amendment Signature Page]

LENDER:	BOKF NA DBA BANK OF TEXAS

	By:	/s/ Thomas E. Stelmar, Jr.
	Name:	Thomas E. Stelmar, Jr.
	Title:	Senior Vice President

[Fifth Amendment Signature Page]

LENDER:	WESTERN NATIONAL BANK

	By:	/s/ Jack Herndon
	Name:	Jack Herndon
	Title:	Senior Vice President

[Fifth Amendment Signature Page]

LENDER:	ROYAL BANK OF CANADA

	By:	/s/ Kristan Spivey
	Name:	Kristan Spivey
	Title:	Authorized Signatory

[Fifth Amendment Signature Page]